As filed with the Securities and Exchange Commission on July 28, 2004

Registration File No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BANCSHARES OF FLORIDA, INC.

(Name of small business issuer in its charter)

Florida	6712	59-3535315
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1185 Immokalee Road

Naples, Florida 34110

(239) 254-2100

(Address and telephone number of principal executive offices)

Michael L. McMullan

Chief Executive Officer

1185 Immokalee Road

Naples, Florida 34110

(239) 254-2100

(Name, address and telephone number of agent for service)

Copies Requested to:

A. George Igler, Esq. or Herbert D. Haughton, Esq. Igler & Dougherty, P.A. 2457 Care Drive Tallahassee, FL 32308 (850) 878-2411 Telephone (850) 878-1230 Facsimile	John J. Spidi, Esq. or James C. Stewart, Esq., Malizia Spidi & Fisch, PC 1100 New York Avenue, N.W. Suite 340 West Washington, D.C. 20005 (202) 434-4660 Telephone (202) 434-4661 Facsimile

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-116833

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	OFFERING PRICE	AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common stock $0.01 par value	287,833	$12.50	$3,597,913	$455.86
Warrants to purchase shares of Common Stock $0.01 par value	333	—	—	—

(1)	Includes 333 shares of common stock underlying warrants

EXPLANATORY NOTE

This registration statement is being filed pursuant to Securities and Exchange Commission Rule 462(b) and General Instruction C of Form SB-2. The contents of the registration statement on Form SB-2 (File No. 333-116833) filed by Bancshares of Florida, Inc., with the Securities and Exchange Commission on June 24, 2004, as amended by Pre-Effective Amendment No. 1 filed with the Commission on July 23, 2004, and which was declared effective by the Commission on July 27, 2004, are incorporated by reference into, and shall be deemed part of, this registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 27. Exhibits

All Exhibits filed with Registration Statement No. 333-116833 are incorporated by reference into, and shall be deemed to be a part of this Registration Statement, except for the following, which are filed herewith:

Exhibit Number	Description of Exhibit

5.1	Opinion of Igler & Dougherty at to the legality of the shares registered hereunder.
23.1	Consent of Igler & Dougherty, P.A. to be included in Opinion Letter—See Exhibit 5.1.
23.2	Consent of KPMG LLP, independent registered public accounting firm.
23.3	Consent of Hill, Barth & King, LLC as to Bancshares of Florida’s Financial Statements.
23.4	Consent of Hacker Johnson & Smith, PA as to Horizon Financial Corp.’s Financial Statements.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Naples, State of Florida on July 27, 2004.

BANCSHARES OF FLORIDA, INC.

Date: July 27, 2004	By: /s/ Michael L. McMullan
Michael L. McMullan
Chief Executive Officer

Date: July 27, 2004	By: /s/ David G. Wallace
David G. Wallace
Principal Financial Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Michael L. McMullan Michael L. McMullan	President, Chief Executive Officer, Director	July 27, 2004

/s/ Donald R. Barber Donald R. Barber	Director	July 27, 2004

/s/ Joe B. Cox Joe B. Cox	Director	July 27, 2004

/s/ Earl L. Frye Earl L. Frye	Chairman and Director	July 27, 2004

/s/ H. Wayne Huizenga, Jr. H. Wayne Huizenga, Jr.	Director	July 28, 2004

/s/ John B. James John B. James	Director	July 27, 2004

/s/ LaVonne Johnson LaVonne Johnson	Director	July 27, 2004

Edward Kaloust	Director	________, 2004

/s/ Harry K. Moon, M.D. Harry K. Moon, M.D.	Director	July 27, 2004

/s/ Michael T. Putziger Michael T. Putziger	Director	July 27, 2004

Richard C. Rochon	Director	________, 2004

/s/ Ramon A. Rodriguez Ramon A. Rodriguez	Director	July 28, 2004

/s/ Terry W. Stiles Terry W. Stiles	Director	July 27, 2004